Exhibit 99.1

Flowserve Corporation Reports First Quarter 2020 Results and Updates COVID-19 Response

  Taking action in response to COVID-19 while executing on Flowserve 2.0 transformation
  Bookings of $976.9 million produced a book-to-bill over 1.09 and backlog growth of 1.2%
  First Quarter GAAP EPS was break-even, and Adjusted EPS of $0.21, reflecting significant impact of COVID-19 and associated temporary site closures of approximately $0.19 per share
  Delivered solid free cash flow of $30 million in seasonally weak first quarter with continued strong liquidity in excess of $1.3 billion
  Initiating $100 million of aggressive cost actions, including both structural and temporary 2020 initiatives in response to current market environment

DALLAS--(BUSINESS WIRE)--May 7, 2020--Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the first quarter ended March 31, 2020.

First Quarter 2020 Highlights (all comparisons to the 2019 first quarter, unless otherwise noted)

  Reported Earnings Per Share (EPS) of $0.00 and Adjusted EPS[1] of $0.21, down 48.8%
    Reported EPS includes after-tax adjusted items of approximately $28 million, including realignment, transformation, below-the-line foreign exchange impacts and certain non-cash impairments
    Both reported and Adjusted EPS include the impact of COVID-19 of approximately $74 million and $25 million of deferred revenue and profit, respectively, as well as $8.4 million of discrete costs in the quarter
  Total bookings were $976.9 million, down 8.4%, or 6.6% on a constant currency basis
    Original equipment bookings were $474.8 million, or 49% of total bookings, down 14.6%, or 12.9% on a constant currency basis
    Aftermarket bookings were $502.0 million, or 51% of total bookings, down 1.7%, or up 0.3% on a constant currency basis
  Sales were $894.5 million, up 0.5%, or 2.2% on a constant currency basis
    Original equipment sales were $452.3 million, up 7.7%, or 9.5% on a constant currency basis
    Aftermarket sales were $442.2 million, down 6.0%, or 4.3% on a constant currency basis
  Reported gross and operating margins were 29.7% and 2.9%, respectively
    Adjusted gross and operating margins[2] were 30.8% and 5.9%, respectively
  Backlog at March 31, 2020 was $2.18 billion, up 1.2% compared to December 31, 2019

“Flowserve’s products and services are classified as essential in the majority of the locations in which we operate, and while most of our operating facilities have been impacted to varying degrees, we have taken extraordinary precautions to maintain business continuity and protect our associates,” said Scott Rowe, Flowserve’s president and chief executive officer. “Despite significant disruption in the first quarter and in early April, we have most of our facilities open and operational with the exception of our Indian manufacturing locations. As a company, we are rapidly adapting to this new environment across the globe and improving our ability to operate every day. Additionally, we are aggressively taking cost out of our business to ensure our cost structure aligns with the current environment. While we expect further disruption due to the ongoing market uncertainty, our core strategy remains in place, and we continue to build on the fundamental operational improvements that began with our Flowserve 2.0 transformation journey.”

Rowe added, “The health and safety of our associates, suppliers and customers has remained Flowserve’s highest priority as we take action to manage the unprecedented impact from this global pandemic. I am extremely proud of our global leadership teams who, in the face of significant uncertainty and disruption, remain focused on delivering critical support, products and services that our customers expect.”

Liquidity and Capital Priorities
Flowserve maintained a strong balance sheet, ending the first quarter with available liquidity of $1.3 billion, including $622 million of cash and cash equivalents and $721 million of available capacity under the company’s revolving credit facility. Flowserve also maintains an investment grade credit rating and has no material debt maturities until March 2022. We are confident in our ability to generate free cash flow and have already taken actions to preserve cash, including elimination of merit increases and non-essential travel, initiating a hiring freeze, and reducing other discretionary spending, as well as plans to keep our capital expenditures below $60 million in 2020. Additionally, we will continue to take further actions to right-size our operations to the current market environment as we work through the customer commitments in our backlog.

Outlook
Rowe concluded, “Despite the magnitude of this crisis, we are better positioned to navigate this environment thanks to the progress we have made on our Flowserve 2.0 transformation, and I am confident we will continue to build on our achievements in the new environment. While our markets have been significantly impacted, our underlying financial position remains strong and we expect to deliver our robust backlog, continue to support our customers, and provide service and support for our global installed base of equipment. We are committed to taking the necessary measures to best position Flowserve to drive long-term value creation for our customers, associates and shareholders.”

As announced on April 6, 2020, Flowserve withdrew its full year 2020 guidance in light of the significant market uncertainty as a result of the COVID-19 pandemic, and its related affects.

First Quarter 2020 Results Conference Call
Flowserve will host its conference call with the financial community on Friday, May 8th at 11:00 AM Eastern. Scott Rowe, president and chief executive officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section.

[1] See Reconciliation of Non-GAAP Measures table for detailed reconciliation of reported results to adjusted measures.
[2] Adjusted gross and operating margins are calculated by dividing adjusted gross profit and adjusted operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See reconciliation of Non-GAAP Measures table for detailed reconciliation.

About Flowserve
Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: the impact of the global outbreak of COVID-19 on our business and operations; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from our strategic transformation and realignment initiatives, our business could be adversely affected; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions, trade embargoes, epidemics or pandemics or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Russian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance. Throughout our materials we refer to non-GAAP measures as “Adjusted.” Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended March 31,
(Amounts in thousands, except per share data)	2020	2019

Sales	$894,457	$890,051
Cost of sales	(628,480)	(595,975)
Gross profit	265,977	294,076
Selling, general and administrative expense	(243,621)	(205,154)
Net earnings from affiliates	3,196	2,309
Operating income	25,552	91,231
Interest expense	(12,963)	(14,031)
Interest income	1,749	2,023
Other income (expense), net	23,462	(3,140)
Earnings before income taxes	37,800	76,083
Provision for income taxes	(36,310)	(16,587)
Net earnings, including noncontrolling interests	1,490	59,496
Less: Net earnings attributable to noncontrolling interests	(2,100)	(2,235)
Net earnings (loss) attributable to Flowserve Corporation	$(610)	$57,261

Net earnings (loss) per share attributable to Flowserve Corporation common shareholders:
Basic	$-	$0.44
Diluted	-	0.44

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended March 31, 2020
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$894,457	$-		$-		$894,457
Gross profit	265,977	(9,460)		-		275,437
Gross margin	29.7%	-		-		30.8%

Selling, general and administrative expense	(243,621)	(1,278)		(16,083)	(3)	(226,260)

Operating income	25,552	(10,738)		(16,083)		52,373
Operating income as a percentage of sales	2.9%	-		-		5.9%

Interest and other expense, net	12,248	-		25,653	(4)	(13,405)

Earnings before income taxes	37,800	(10,738)		9,570		38,968
Provision for income taxes	(36,310)	962	(2)	(27,720)	(5)	(9,552)
Tax Rate	96.1%	9.0%		289.7%		24.5%

Net earnings (loss) attributable to Flowserve Corporation	$(610)	$(9,776)		$(18,150)		$27,316

Net earnings (loss) per share attributable to Flowserve Corporation common shareholders:
Basic	$-	$(0.07)		$(0.14)		$0.21
Diluted	-	(0.07)		(0.14)		0.21

Basic number of shares used for calculation	130,731	130,731		130,731		130,731
Diluted number of shares used for calculation	130,731	131,573		131,573		131,573

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs.
(2) Includes tax impact of items above.
(3) Includes $5.6 million related to Flowserve 2.0 transformation efforts and $10.4 million related to discrete asset write-downs.
(4) Represents below-the-line foreign exchange impacts.
(5) Includes tax impact of items above, $25.4 million related to Italian tax valuation allowance and $2.0 million benefit related to tax reform.

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended March 31, 2019
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$890,051	$-		$-		$890,051
Gross profit	294,076	(5,500)		-		299,576
Gross margin	33.0%	-		-		33.7%

Selling, general and administrative expense	(205,154)	17,430		(8,413)	(3)	(214,171)
Loss on sale of business	-	-		-		-

Operating income	91,231	11,930		(8,413)		87,714
Operating income as a percentage of sales	10.3%	-		-		9.9%

Interest and other expense, net	(15,148)	-		(2,707)	(4)	(12,441)

Earnings before income taxes	76,083	11,930		(11,120)		75,273
Provision for income taxes	(16,587)	(19)	(2)	2,711	(5)	(19,279)
Tax Rate	21.8%	0.2%		24.4%		25.6%

Net earnings attributable to Flowserve Corporation	$57,261	$11,911		$(8,409)		$53,759

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.44	$0.09		$(0.06)		$0.41
Diluted	0.44	0.09		(0.06)		0.41

Basic number of shares used for calculation	130,982	130,982		130,982		130,982
Diluted number of shares used for calculation	131,532	131,532		131,532		131,532

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment (expense) income incurred as a result of realignment programs. Income in selling, general and administrative due to gains from the sales of non-strategic manufacturing facilities that are included in our Realignment Programs.
(2) Includes tax impact of items above.
(3) Represents Flowserve 2.0 transformation efforts.
(4) Represents below-the-line foreign exchange impacts.
(5) Includes tax impact of items above.

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Three Months Ended March 31,
(Amounts in millions, except percentages)	2020	2019
Bookings	$685.1	$750.2
Sales	635.7	609.4
Gross profit	195.8	200.6
Gross profit margin	30.8%	32.9%
SG&A	159.2	122.4
Segment operating income	39.7	80.5
Segment operating income as a percentage of sales	6.2%	13.2%

FLOW CONTROL DIVISION	Three Months Ended March 31,
(Amounts in millions, except percentages)	2020	2019
Bookings	$296.3	$319.8
Sales	260.3	282.1
Gross profit	74.4	97.7
Gross profit margin	28.6%	34.6%
SG&A	57.7	53.3
Segment operating income	16.7	44.4
Segment operating income as a percentage of sales	6.4%	15.7%

First Quarter 2020 - Segment Results
(dollars in millions, comparison vs. 2019 first quarter, unaudited)

	FPD	FCD
Bookings	$685.1	$296.3
- vs. prior year	-8.7%	-7.3%
- on constant currency	-6.7%	-5.8%

Sales	$635.7	$260.3
- vs. prior year	4.3%	-7.7%
- on constant currency	6.2%	-6.4%

Gross Profit	$195.8	$74.4
- vs. prior year	-2.4%	-23.8%

Gross Margin (% of sales)	30.8%	28.6%
- vs. prior year (in basis points)	(210) bps	(600) bps

Operating Income	$39.7	$16.7
- vs. prior year	-50.7%	-62.4%
- on constant currency	-49.3%	-62.6%

Operating Margin (% of sales)	6.2%	6.4%
- vs. prior year (in basis points)	(700) bps	(930) bps

Adjusted Operating Income *	$50.6	$26.4
- vs. prior year	-24.7%	-41.6%
- on constant currency	-23.2%	-41.8%

Adj. Oper. Margin (% of sales)*	8.0%	10.1%
- vs. prior year (in basis points)	(300) bps	(590) bps

Backlog	$1,560.6	$626.0

* Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges and other specific discrete items

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	March 31,	December 31,
(Amounts in thousands, except par value)	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$622,299	$670,980
Accounts receivable, net of allowance for expected credit losses of $66,252 and $53,412, respectively	732,879	795,538
Contract assets, net of allowance for expected credit losses of $2,681 at March 31, 2020	275,927	272,914
Inventories, net	684,113	660,837
Prepaid expenses and other	110,296	105,101
Total current assets	2,425,514	2,505,370
Property, plant and equipment, net of accumulated depreciation of $1,007,261 and $1,013,207, respectively	550,853	572,175
Operating lease right-of-use assets, net	182,464	186,218
Goodwill	1,180,264	1,193,010
Deferred taxes	31,517	54,879
Other intangible assets, net	174,538	180,805
Other assets, net of allowance for expected credit losses of $100,887 and $101,439, respectively	216,924	227,185
Total assets	$4,762,074	$4,919,642

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$425,795	$447,582
Accrued liabilities	410,783	401,385
Contract liabilities	223,632	216,541
Debt due within one year	8,980	11,272
Operating lease liabilities	36,841	36,108
Total current liabilities	1,106,031	1,112,888
Long-term debt due after one year	1,357,108	1,365,977
Operating lease liabilities	147,031	151,523
Retirement obligations and other liabilities	466,479	473,295
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793
Capital in excess of par value	497,721	501,045
Retained earnings	3,661,579	3,695,862
Treasury shares, at cost – 47,002 and 46,262 shares, respectively	(2,069,063)	(2,051,583)
Deferred compensation obligation	8,324	8,334
Accumulated other comprehensive loss	(660,122)	(584,292)
Total Flowserve Corporation shareholders' equity	1,659,430	1,790,357
Noncontrolling interests	25,995	25,602
Total equity	1,685,425	1,815,959
Total liabilities and equity	$4,762,074	$4,919,642

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended March 31,
(Amounts in thousands)	2020	2019

Cash flows – Operating activities:
Net earnings, including noncontrolling interests	$1,490	$59,496
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	22,166	23,361
Amortization of intangible and other assets	3,121	4,105
Stock-based compensation	14,311	7,609
Foreign currency, asset write downs and other non-cash adjustments	23,065	(15,454)
Change in assets and liabilities:
Accounts receivable, net	19,137	8,174
Inventories, net	(43,226)	(49,478)
Contract assets, net	(14,462)	1,631
Prepaid expenses and other assets, net	(2,493)	(5,128)
Accounts payable	(7,873)	(15,399)
Contract liabilities	15,705	5,567
Accrued liabilities and income taxes payable	12,204	11,462
Retirement obligations and other	9,738	(652)
Net deferred taxes	(5,581)	3,225
Net cash flows provided (used) by operating activities	47,302	38,519
Cash flows – Investing activities:
Capital expenditures	(17,310)	(10,638)
Proceeds from disposal of assets and other	10,737	39,211
Net cash flows provided (used) by investing activities	(6,573)	28,573
Cash flows – Financing activities:
Payments on long-term debt	-	(15,000)
Proceeds under other financing arrangements	3,250	1,660
Payments under other financing arrangements	(3,356)	(2,484)
Repurchases of common shares	(32,112)	-
Payments related to tax withholding for stock-based compensation	(3,137)	(2,861)
Payments of dividends	(26,023)	(24,909)
Other	(2,547)	(192)
Net cash flows provided (used) by financing activities	(63,925)	(43,786)
Effect of exchange rate changes on cash	(25,485)	(5,279)
Net change in cash and cash equivalents	(48,681)	18,027
Cash and cash equivalents at beginning of period	670,980	619,683
Cash and cash equivalents at end of period	$622,299	$637,710

Contacts

Investor Contacts:
Jay Roueche, Vice President, Investor Relations & Treasurer (972) 443-6560
Mike Mullin, Director, Investor Relations (972) 443-6636

Media Contact:
Lars Rosene, Vice President, Corporate & Marketing Communications (972) 443-6644